FIRST QUARTER 2015
SUPPLEMENTAL FINANCIAL INFORMATION

FIRST
POTOMAC
REALTY TRUST	www.first-potomac.com

Company Information

First Potomac Realty Trust is a leader in the ownership, management, development and redevelopment of office and business park properties in the greater Washington, D.C. region. Our focus is on acquiring properties that can benefit from our intensive property management and repositioning properties to increase their profitability and value.

Corporate Headquarters	7600 Wisconsin Avenue
11th Floor
Bethesda, MD 20814

New York Stock Exchange

Website	www.first-potomac.com

Investor Relations	Jaime N. Marcus
Director, Investor Relations
(301) 986-9200
jmarcus@first-potomac.com

The forward-looking statements contained in this supplemental financial information, including statements in our earnings release regarding our 2015 Core FFO guidance and related assumptions, potential sales and timing of such sales, and future acquisitions and growth opportunities, are subject to various risks and uncertainties. Although we believe the expectations reflected in any forward-looking statements contained herein are based on reasonable assumptions, there can be no assurance that our expectations will be achieved. Certain factors that could cause actual results to differ materially from our expectations include changes in general or regional economic conditions; our ability to timely lease or re-lease space at current or anticipated rents; changes in interest rates; changes in operating costs; our ability to complete acquisitions and, if applicable, dispositions on acceptable terms; our ability to manage our current debt levels and repay or refinance our indebtedness upon maturity or other required payment dates; our ability to maintain financial covenant compliance under our debt agreements; our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures; any impact of the informal inquiry initiated by the U.S. Securities and Exchange Commission (the “SEC”); our ability to obtain debt and/or financing on attractive terms, or at all; changes in the assumptions underlying our earnings and Core FFO guidance and other risks detailed in our Annual Report on Form 10-K and described from time to time in our filings with the SEC. Many of these factors are beyond our ability to control or predict. Forward-looking statements are not guarantees of performance. For forward-looking statements herein, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Note that certain figures are rounded to the nearest thousands or to a tenth of a percent throughout the document, which may impact footing and/or crossfooting of totals and subtotals.

Geographic Footprint

Washington, D.C., Northern Virginia and Maryland

VIRGINIA
MARYLAND
270
GERMANTOWN
GAITHERSBURG
ROCKVILLE
BALTIMORE
95
BWI
CHESAPEAKE BAY
29
1
LEESBURG PIKE
RESTON
IAD
50
495
SILVER SPRING
DC
THE BELTWAY
FAIRFAX
FALLS CHURCH
DCA
29
66
495
SPRINGFIELD
MANASSAS
95
50
PORTFOLIO AS OF 03/31/2015
STRATEGIC HOLD
VALUE ADD
NON-CORE

Southern Virginia

VIRGINIA
CHESAPEAKE BAY
17
64
460
664
264
NORFOLK
VIRGINIA BEACH
CHESAPEAKE

Earnings Release

CONTACT:	First Potomac Realty Trust
Jaime N. Marcus	7600 Wisconsin Avenue
Director, Investor Relations	11th Floor
(301) 986-9200	Bethesda, MD 20814
jmarcus@first-potomac.com	www.first-potomac.com

FIRST POTOMAC REALTY TRUST REPORTS
FIRST QUARTER 2015 RESULTS

Executed 328,000 Square Feet of Leases Bringing the Portfolio to 91.8% Leased

BETHESDA, MD. (April 30, 2015) - First Potomac Realty Trust (NYSE: FPO), a leader in the ownership, management, development and redevelopment of office and business park properties in the greater Washington, D.C. region, reported results for the three months ended March 31, 2015.

First Quarter 2015 Highlights

•	Reported Core Funds From Operations of $14.4 million, or $0.24 per diluted share.

•	Executed 328,000 square feet of leases, including 128,000 square feet of new leases.

•	Increased leased percentage in consolidated portfolio to 91.8% from 88.9% at March 31, 2014.

•	Sold our Richmond, Virginia portfolio, which was comprised of 19 buildings totaling 828,000 square feet, for a contractual purchase price of $60.3 million.

•	Increased same-property net operating income by 3.0% on an accrual basis and 3.9% on a cash basis compared with the same period in 2014.

Douglas J. Donatelli, Chairman and CEO of First Potomac Realty Trust, stated, “We are pleased with the solid results we were able to achieve during the first quarter. We delivered strong same-property NOI growth, increased both our leased and occupied percentages, closed on the sale of our Richmond portfolio and continued to make progress on our strategic and capital plan. Our results reflect the continued efforts of our team to execute our strategy, improve our operational performance, upgrade the quality of our portfolio and position First Potomac as a leading owner and operator in the D.C. region."

Funds From Operations (“FFO”) and Core FFO increased for the three months ended March 31, 2015 compared with the same period in 2014 due to an increase in same-property net operating income, as a result of higher occupancy in our portfolio, as well as an increase in overall net operating income as we were a net property acquirer during 2014. The increase in FFO for the three months ended March 31, 2015 compared with the same period in 2014 was also attributable to a $2.4 million yield maintenance payment that we received in the first quarter of 2015 associated with the prepayment of the America’s Square mezzanine loan.

FFO for the three months ended March 31, 2015 was $15.1 million, or $0.25 per diluted share, compared with $12.3 million, or $0.20 per diluted share, for the first quarter of 2014. Core FFO for the three months ended March 31, 2015 was $14.4 million, or $0.24 per diluted share, compared with $13.4 million, or $0.22 per diluted share, for the first quarter of 2014. The items excluded from Core FFO include, a $2.4 million yield maintenance payment

Earnings Release - Continued

associated with the prepayment of the America’s Square mezzanine loan, personnel separation costs as a result of moving to a more vertically integrated management structure, and a loss on debt extinguishment and accelerated deferred rent abatements and straight-line rent amortization associated with the sale of our Richmond portfolio.

A reconciliation between Core FFO and FFO available to common shareholders for the three months ended March 31, 2015 and 2014 is presented below (in thousands, except per share amounts):

	Three Months Ended March 31,
	2015		2014
	Amount	Per diluted share	Amount	Per diluted share
Core FFO	$14,425	$0.24	$13,364	$0.22
Yield maintenance payment(1)	2,426	0.04	—	—
Personnel separation costs	(405)	(0.01)	—	—
Loss on debt extinguishment	(489)	(0.01)	—	—
Deferred abatement and straight-line amortization(2)	(854)	(0.01)	(1,045)	(0.02)
Acquisition costs	—	—	(68)	—
FFO available to common shareholders	$15,103	$0.25	$12,251	$0.20
Net income (loss)	$492		$(1,443)
Net loss attributable to common shareholders per diluted common share(3)	$(0.04)		$(0.08)

(1)
On February 24, 2015, the owners of America’s Square, a 461,000 square foot office complex located in Washington, D.C., prepaid a mezzanine loan that had an outstanding balance of $29.7 million, which was scheduled to mature on May 1, 2016. We received a yield maintenance payment of $2.4 million associated with the prepayment of the loan.

(2)
As the result of the sales of the Richmond Portfolio in March 2015, and Girard Business Center and Gateway Center in January 2014, we accelerated the amortization of straight-line rents and deferred rent abatements related to those properties.

(3)	Reflects amounts attributable to noncontrolling interests and the impact of dividends on our preferred shares to arrive at net loss attributable to common shareholders.

A reconciliation of net income (loss) to FFO available to common shareholders and Core FFO, as well as definitions and statements of purpose, are included below in the financial tables accompanying this press release and under “Non-GAAP Financial Measures,” respectively.

Operating Performance

At March 31, 2015, our consolidated portfolio consisted of 112 buildings totaling 8.0 million square feet. Our consolidated portfolio was 91.8% leased and 88.0% occupied at March 31, 2015 compared with 91.3% leased and 87.9% occupied at December 31, 2014, and 88.9% leased and 86.0% occupied at March 31, 2014. Year over year, our consolidated portfolio experienced a 290 basis-point increase in its leased percentage and a 200 basis-point increase in its occupied percentage. Our leased percentage of 91.8% for our consolidated portfolio is the highest level we have achieved since the second quarter of 2005 and our occupied percentage of 88.0% is the highest level we have achieved since the fourth quarter of 2006.

During the first quarter of 2015, we executed 328,000 square feet of leases, which consisted of 128,000 square feet of new leases and 200,000 square feet of renewal leases. New leases executed during the first quarter included a lease for 44,000 square feet at Crossways

Earnings Release - Continued

Commerce Center, which is located in the Southern Virginia region. The 200,000 square feet of renewal leases in the quarter reflected a tenant retention rate of 59%. We had negative net absorption of 5,400 square feet in the first quarter of 2015.

Same-Property Net Operating Income (“Same-Property NOI”) increased 3.0% and 3.9% on an accrual and cash basis, respectively, for the three months ended March 31, 2015 compared with the same period in 2014. For the three months ended March 31, 2015, the increase in Same-Property NOI was primarily due to increases in occupancy at: 840 First Street, NE, which is located in Washington, D.C.; TenThreeTwenty and Metro Park North, which are located in Maryland; Sterling Park Business Center, which is located in Northern Virginia; and Greenbrier Business Park, which is located in Southern Virginia. For the three months ended March 31, 2015, Same-Property NOI for the Washington, D.C. region decreased compared with the same period in 2014 due to a decrease in occupancy at 1211 Connecticut Avenue, NW, the majority of which has been released.

A reconciliation of net income (loss) to Same-Property NOI and a definition and statement of purpose are included below in the financial tables accompanying this press release and under “Non-GAAP Financial Measures,” respectively.

A list of our properties, as well as additional information regarding our results of operations, and our definition of “strategic hold,” “value add” and “non-core” as they relate to our portfolio, can be found in our First Quarter 2015 Supplemental Financial Information Report, which is posted on our website, www.first-potomac.com.

Dispositions

In the second quarter of 2014, we prospectively adopted a new accounting standard that impacts the presentation of the results of operations of disposed properties and properties classified as held-for-sale at the balance sheet date. In accordance with recently adopted accounting policies, the disposal of a property or group of properties that represents a strategic shift that has, or will have, a major effect on an entity’s operations and financial results will have its operating results reflected within discontinued operations for all periods presented on the consolidated statements of operations. All other disposed properties or groups of properties will have its operating results reflected within continuing operations on the consolidated statements of operations for all periods presented.

Consistent with our previously disclosed capital recycling strategy, on March 19, 2015, we sold our Richmond, Virginia Portfolio, which included Chesterfield Business Center, Hanover Business Center, Park Central, Virginia Technology Center and a three-acre parcel of undeveloped land, for net proceeds of $53.8 million. In the aggregate, the Richmond Portfolio was comprised of 19 buildings totaling 828,000 square feet. Net proceeds from the sale reflected the prepayment of $3.7 million of mortgage and other indebtedness secured by the properties, which included $0.5 million of associated prepayment penalties. The majority of the net proceeds from the sale were used to repay $48.0 million of the outstanding balance under our unsecured revolving credit facility. We reported a gain on the sale of the portfolio of $0.9 million in our first quarter results. During the first quarter, we accelerated the amortization of deferred rent abatements and straight-line rents, totaling $0.9 million, and leasing commissions, totaling $1.1 million, which were on the balance sheet of the Richmond Portfolio. The accelerated amortization resulted in an additional $2.0 million of expense during the three months ended March 31, 2015, of which the $0.9 million of accelerated amortization of deferred rent abatements and straight-line rents reduced our FFO and was added back in

Earnings Release - Continued

our presentation of Core FFO and the $1.1 million of leasing commissions was included in depreciation expense and, therefore, not included in our FFO or Core FFO. As a result of this sale, we no longer own any properties in the Richmond, Virginia area and have made a strategic shift away from that market. In accordance with the recently adopted accounting policies, the operating results (including the accelerated amortization of deferred rent abatements, straight-line rents and leasing commissions), the loss on debt extinguishment and the gain on sale of the Richmond Portfolio were reflected within discontinued operations for each of the periods presented in this press release.

America’s Square Mezzanine Loan

On February 24, 2015, the owners of America’s Square, a 461,000 square foot office complex located in Washington, D.C., prepaid a mezzanine loan that had an outstanding balance of $29.7 million. We provided the owners of America’s Square a $30.0 million loan in April 2011, which was secured by a portion of the owner’s interest in the property. The loan had a fixed-interest rate of 9.0% and was scheduled to mature on May 1, 2016. We received a yield maintenance payment of $2.4 million with the prepayment of the loan. The proceeds from the loan prepayment, including the yield maintenance payment, were used to pay down a portion of the outstanding balance of our unsecured revolving credit facility.

Balance Sheet

We had $746.9 million of debt outstanding at March 31, 2015, of which $249.7 million was fixed-rate debt, $300.0 million was hedged variable-rate debt and $197.2 million was unhedged variable-rate debt.

Dividends

On April 28, 2015, we declared a dividend of $0.15 per common share, equating to an annualized dividend of $0.60 per common share. The dividend will be paid on May 15, 2015 to common shareholders of record as of May 8, 2015. We also declared a dividend of $0.484375 per share on our Series A Preferred Shares. The dividend will be paid on May 15, 2015 to preferred shareholders of record as of May 8, 2015.

Core FFO Guidance

We are reaffirming our full-year 2015 Core FFO guidance of $0.92 to $0.98 per diluted share. The following is a summary of the assumptions that we used in arriving at our guidance (unaudited, amounts in thousands except percentages and per share amounts):

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	Expected Ranges
Portfolio NOI(1)(2)	$105,500	-	$108,500
Interest and Other Income(3)	$4,000	-	$4,500
FFO from Unconsolidated Joint Ventures	$5,000	-	$5,500
Interest Expense	$27,000	-	$29,000
G&A(4)	$19,500	-	$20,500
Preferred Dividends	$12,400
Weighted Average Shares and Units	60,750	-	61,250
Year-End Occupancy	90.0%	-	92.0%
Same Property NOI Growth - Accrual Basis(1)	1.0%	-	2.5%

(1)	Assumes the Richmond portfolio is the only 2015 disposition. No additional acquisitions or dispositions are assumed in 2015.

(2)	The range excludes the acceleration of $0.9 million of deferred rent abatements and straight-line rent amortization associated with the Richmond portfolio disposition in March 2015.

(3)	The range excludes the yield maintenance payment of $2.4 million we received in conjunction with the repayment of the America’s Square mezzanine loan that occurred on February 24, 2015.

(4)	The range excludes personnel separation costs of $0.4 million that were recorded in the first quarter of 2015.

Our guidance is also based on a number of other assumptions, many of which are outside our control and all of which are subject to change. We may change our guidance as actual and anticipated results vary from these assumptions.

Guidance Range for 2015	Low Range	High Range
Net loss attributable to common shareholders per diluted share	$(0.11)	$(0.07)
Real estate depreciation(1)	1.06	1.07
Net gain attributable to noncontrolling interests and items excluded from Core FFO per diluted share(2)	(0.03)	(0.02)
Core FFO per diluted share	$0.92	$0.98

(1)	Includes our pro-rata share of depreciation from our unconsolidated joint ventures and depreciation related to disposed properties.

(2)
Items excluded from Core FFO consist of the gains or losses associated with disposed properties, loss on debt extinguishment, personnel separation costs, acceleration of deferred rent abatements and straight-line rent amortization associated with the Richmond portfolio sale, and the yield maintenance payment we received in conjunction with the America’s Square mezzanine loan repayment.

Investor Conference Call and Webcast

We will host a conference call on May 1, 2015 at 9:00 AM ET to discuss first quarter 2015 results. The conference call can be accessed by dialing (877) 705-6003 or (201) 493-6725 for international participants. A replay of the call will be available from 12:00 Noon ET on May 1, 2015, until midnight ET on May 8, 2015. The replay can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international callers, and entering pin number 13606301.

A live broadcast of the conference call will also be available online at our website, www.first-potomac.com, on May 1, 2015, beginning at 9:00 AM ET. An online replay will follow shortly after the call and will continue for 90 days.

Earnings Release - Continued

Annual Meeting of Shareholders

First Potomac Realty Trust will hold its 2015 Annual Meeting of Shareholders on Thursday, May 21, 2015, at 11:00 AM ET at our corporate headquarters at 7600 Wisconsin Avenue, 10th Floor in Bethesda, Maryland for shareholders of record as of the close of business on March 16, 2015. Our proxy statement was filed on April 9, 2015 with the Securities and Exchange Commission.

About First Potomac Realty Trust

First Potomac Realty Trust is a self-administered, self-managed real estate investment trust that focuses on owning, operating, developing and redeveloping office and business park properties in the greater Washington, D.C. region. As of March 31, 2015, our consolidated portfolio totaled 8.0 million square feet. Based on annualized cash basis rent, our portfolio consists of 63% office properties and 37% business park and industrial properties. A key element of First Potomac's overarching strategy is its dedication to sustainability. Over one million square feet of First Potomac property is LEED Certified, with the potential for another 700,000 square feet in future development projects. Approximately half of the portfolio's multi-story office square footage is LEED or Energy Star Certified. FPO common shares (NYSE: FPO) and preferred shares (NYSE: FPO-PA) are publicly traded on the New York Stock Exchange.

Non-GAAP Financial Measures

Funds from Operations - Funds from operations (“FFO”) represents net income (computed in accordance with U.S. generally accepted accounting principles (“GAAP”)), excluding gains (losses) on sales of rental property and impairments of rental property, plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. We also exclude any depreciation and amortization related to third parties from our consolidated joint venture from our FFO calculation.

We consider FFO a useful measure of performance for an equity real estate investment trust (“REIT”) because it facilitates an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which assume that the value of rental property diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, we believe that FFO provides a meaningful indication of our performance. We also consider FFO an appropriate performance measure given its wide use by investors and analysts. We compute FFO in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (as amended in November 1999, April 2002 and January 2012), which may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to such other REITs. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions. We present FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding common Operating Partnership units for the periods presented.

Core FFO - Management believes that the computation of FFO in accordance with NAREIT’s definition includes certain items that are not indicative of the results provided by our operating portfolio and affect the comparability of our period-over-period performance. These items

Earnings Release - Continued

include, but are not limited to, gains and losses on the retirement of debt, legal costs associated with the informal SEC inquiry, personnel separation costs, contingent consideration charges, acceleration of deferred abatement and straight-line amortization, gains on the receipt of yield maintenance payments from the prepayment of a note receivable and acquisition costs.

Our presentation of FFO in accordance with the NAREIT white paper, or presentation of Core FFO, should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity. Our FFO and Core FFO calculations are reconciled to net income (loss) in our Consolidated Statements of Operations included in this release.

NOI - We define net operating income (“NOI”) as operating revenues (rental income, tenant reimbursements and other income) less property and related expenses (property expenses, real estate taxes and insurance). Management believes that NOI is a useful measure of our property operating performance as it provides a performance measure of the revenues and expenses directly associated with owning, operating, developing and redeveloping office and business park properties, and provides a perspective not immediately apparent from net income or FFO. Other REITs may use different methodologies for calculating NOI and, accordingly, our NOI may not be comparable to other REITs. Our NOI calculations are reconciled to total revenues and total operating expenses at the end of this release.

Same-Property NOI - Same-Property Net Operating Income (“Same-Property NOI”), defined as operating revenues (rental, tenant reimbursements and other revenues) less operating expenses (property operating expenses and real estate taxes and insurance) from the consolidated properties owned by us and in-service for the entirety of the periods compared, is a primary performance measure we use to assess the results of operations at our properties. As an indication of our operating performance, Same-Property NOI should not be considered an alternative to net income calculated in accordance with GAAP. A reconciliation of our Same-Property NOI to net income from our consolidated statements of operations is presented below. The Same-Property NOI results exclude corporate-level expenses, as well as certain transactions, such as the collection of termination fees, as these items vary significantly period-over-period, thus impacting trends and comparability. Also, we eliminate depreciation and amortization expense, which are property level expenses, in computing Same-Property NOI as these are non-cash expenses that are based on historical cost accounting assumptions and do not offer the investor significant insight into the operations of the property. This presentation allows management and investors to distinguish whether growth or declines in net operating income are a result of increases or decreases in property operations or the acquisition of additional properties. While this presentation provides useful information to management and investors, the results below should be read in conjunction with the results from the consolidated statements of operations to provide a complete depiction of total Company performance.

Forward Looking Statements

The forward-looking statements contained in this press release, including statements regarding our 2015 Core FFO guidance and related assumptions, potential sales and the timing of such sales, and future acquisition and growth opportunities, are subject to various risks and uncertainties. Although we believe the expectations reflected in such forward-

Earnings Release - Continued

looking statements are based on reasonable assumptions, there can be no assurance that our expectations will be achieved. Certain factors that could cause actual results to differ materially from our expectations include changes in general or regional economic conditions; our ability to timely lease or re-lease space at current or anticipated rents; changes in interest rates; changes in operating costs; our ability to complete acquisitions on acceptable terms; our ability to manage our current debt levels and repay or refinance our indebtedness upon maturity or other required payment dates; our ability to maintain financial covenant compliance under our debt agreements; our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures; any impact of the informal inquiry initiated by the U.S. Securities and Exchange Commission (the “SEC”); our ability to obtain debt and/or financing on attractive terms, or at all; changes in the assumptions underlying our earnings and Core FFO guidance and other risks detailed in our Annual Report on Form 10-K and described from time to time in our filings with the SEC. Many of these factors are beyond our ability to control or predict. Forward-looking statements are not guarantees of performance. For forward-looking statements herein, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Earnings Release - Continued

Consolidated Statements of Operations
(unaudited, amounts in thousands, except per share amounts)

	Three Months Ended March 31,
	2015	2014
Revenues:
Rental	$34,379	$30,433
Tenant reimbursements and other	9,470	8,930
Total revenues	43,849	39,363
Operating expenses:
Property operating	13,113	12,038
Real estate taxes and insurance	5,042	4,132
General and administrative	5,526	5,196
Acquisition costs	-	68
Depreciation and amortization	16,335	14,310
Total operating expenses	40,016	35,744
Operating income	3,833	3,619
Other expenses (income):
Interest expense	6,908	5,737
Interest and other income	(3,828)	(1,759)
Equity in (earnings) losses of affiliates	(346)	227
Total other expenses (income)	2,734	4,205
Income (loss) from continuing operations	1,099	(586)
Discontinued operations:
Loss from operations	(975)	(911)
Loss on debt extinguishment	(489)	-
Gain on sale of rental property	857	54
Loss from discontinued operations	(607)	(857)
Net income (loss)	492	(1,443)
Less: Net loss attributable to noncontrolling interests	112	195
Net income (loss) attributable to First Potomac Realty Trust	604	(1,248)
Less: Dividends on preferred shares	(3,100)	(3,100)
Net loss attributable to common shareholders	$(2,496)	$(4,348)
Depreciation and amortization:
Rental property	16,335	14,310
Discontinued operations	1,222	1,249
Unconsolidated joint ventures	1,011	1,289
Gain on sale of rental property	(857)	(54)
Net loss attributable to noncontrolling interests in the Operating Partnership	(112)	(195)
Funds from operations available to common shareholders	$15,103	$12,251

Earnings Release - Continued

Consolidated Statements of Operations
(unaudited, amounts in thousands, except per share amounts)

	Three Months Ended March 31,
	2015	2014
Funds from operations (FFO)	$18,203	$15,351
Less: Dividends on preferred shares	(3,100)	(3,100)
FFO available to common shareholders	15,103	12,251
Yield maintenance payment	(2,426)	-
Personnel separation costs	405	-
Loss on debt extinguishment	489	-
Deferred abatement and straight-line amortization	854	1,045
Acquisition costs	-	68
Core FFO	$14,425	$13,364
Basic and diluted earnings per common share:
Loss from continuing operations available to common shareholders	$(0.03)	$(0.07)
Loss from discontinued operations available to common shareholders	(0.01)	(0.01)
Net loss available to common shareholders	$(0.04)	$(0.08)
Weighted average common shares outstanding -
Basic and diluted	58,225	58,097

FFO available to common shareholders per share – basic and diluted	$0.25	$0.20
Core FFO per share – diluted	$0.24	$0.22
Weighted average common shares and units outstanding:
Basic	60,856	60,726
Diluted	60,986	60,794

Earnings Release - Continued

Consolidated Balance Sheets
(Amounts in thousands, except per share amounts)

	March 31, 2015	December 31, 2014
	(unaudited)
Assets:
Rental property, net	$1,292,895	$1,288,873
Assets held-for-sale	—	59,717
Cash and cash equivalents	14,686	13,323
Escrows and reserves	2,298	2,986
Accounts and other receivables, net of allowance for doubtful accounts of $1,386 and $1,207, respectively	10,290	10,587
Accrued straight-line rents, net of allowance for doubtful accounts of $133 and $104, respectively	36,761	34,226
Notes receivable, net	34,000	63,679
Investment in affiliates	47,658	47,482
Deferred costs, net	44,882	43,991
Prepaid expenses and other assets	8,049	7,712
Intangible assets, net	42,929	45,884
Total assets	$1,534,448	$1,618,460
Liabilities:
Mortgage and Construction loans	$303,866	$305,139
Unsecured term loan	300,000	300,000
Unsecured revolving credit facility	143,000	205,000
Liabilities held-for-sale	—	4,562
Accounts payable and other liabilities	37,107	41,113
Accrued interest	1,694	1,720
Rents received in advance	8,018	7,971
Tenant security deposits	6,136	5,891
Deferred market rent, net	2,667	2,827
Total liabilities	802,488	874,223
Noncontrolling interests in the Operating Partnership	32,198	33,332
Equity:
Preferred Shares, $0.001 par value, 50,000 shares authorized; Series A Preferred Shares, $25 liquidation preference, 6,400 shares issued and outstanding	160,000	160,000
Common shares, $0.001 par value, 150,000 shares authorized; 58,727 and 58,815 shares issued and outstanding, respectively	59	59
Additional paid-in capital	914,447	913,282
Noncontrolling interests in a consolidated partnership	802	898
Accumulated other comprehensive loss	(4,298)	(3,268)
Dividends in excess of accumulated earnings	(371,248)	(360,066)
Total equity	699,762	710,905
Total liabilities, noncontrolling interests and equity	$1,534,448	$1,618,460

Earnings Release - Continued

Same-Property Analysis
(unaudited, dollars in thousands)

Same Property NOI(1)	Three Months Ended March 31,
	2015	2014
Total base rent	$29,524	$29,082
Tenant reimbursements and other	8,734	8,307
Property operating expenses(2)	(10,965)	(10,850)
Real estate taxes and insurance	(4,019)	(3,947)
Same-Property NOI - accrual basis	23,274	22,592

Straight-line revenue, net	(170)	(382)
Deferred market rental revenue, net	(15)	4
Same-Property NOI - cash basis	$23,089	$22,214

Change in same-property NOI - accrual basis	3.0%
Change in same-property NOI - cash basis	3.9%

Same-property percentage of total portfolio (sf)	93.2%

Reconciliation of Consolidated NOI to Same-Property NOI	Three Months Ended March 31,
	2015	2014
Total revenues	$43,849	$39,363
Property operating expenses	(13,113)	(12,038)
Real estate taxes and insurance	(5,042)	(4,132)
NOI	25,694	23,193
Less: Non-same property NOI	(2,420)	(601)
Same-Property NOI - accrual basis	$23,274	$22,592

Change in Same-Property NOI (accrual basis)
By Region	Three Months Ended March 31, 2015	Percentage of Base Rent
Washington, D.C.	(2.1)%	15%
Maryland	5.3%	30%
Northern Virginia	5.1%	35%
Southern Virginia	1.0%	20%

By Type
Business Park / Industrial	2.5%	39%
Office	3.4%	61%

(1)
Same-property comparisons are based upon those consolidated properties owned and in-service for the entirety of the periods presented. Same-property results exclude the operating results of the following non same-properties that were owned as of March 31, 2015: 440 First Street, NW, Storey Park, 1401 K Street, NW, 1775 Wiehle Avenue and 11 Dupont Circle, NW.

(2)	Same-property operating expenses have been adjusted to reflect a normalized management fee in lieu of an administrative overhead allocation for comparative purposes

Highlights (unaudited, dollars in thousands, except per share data)

Performance Metrics	Q1-2015	Q4-2014	Q3-2014	Q2-2014	Q1-2014
FFO available to common shareholders(1)	$15,103	$16,410	$13,953	$13,341	$12,251
Core FFO(1)	$14,425	$16,424	$15,441	$14,452	$13,364
FFO available to common shareholders per diluted share	$0.25	$0.27	$0.23	$0.22	$0.20
Core FFO per diluted share	$0.24	$0.27	$0.25	$0.24	$0.22

Operating Metrics
Change in Same-Property NOI
Accrual Basis	3.0%	6.4%	1.4%	0.5%	1.2%
Cash Basis	3.9%	6.8%	2.3%	0.0%	1.2%

Assets
Total Assets	$1,534,448	$1,618,460	$1,628,737	$1,538,266	$1,481,336

Debt Balances
Unhedged Variable-Rate Debt
Hedged Variable-Rate Debt(2)	$197,216	$259,216	$258,493	$161,493	$141,493
Fixed-Rate Debt(3)	300,000	300,000	300,000	300,000	300,000
Total	249,650	254,421	255,929	257,416	229,602
	$746,866	$813,637	$814,422	$718,909	$671,095
Leasing Metrics
Net Absorption (Square Feet)(4)	(5,410)	91,798	107,508	62,511	27,707
Tenant Retention Rate	59%	70%	79%	65%	53%
Leased %	91.8%	91.3%	90.6%	89.5%	88.9%
Occupancy %	88.0%	87.9%	87.0%	86.0%	86.0%
Total New Leases (Square Feet)	128,000	139,000	389,000	166,000	145,000
Total Renewal Leases (Square Feet)	200,000	113,000	344,000	186,000	112,000

(1)	See page 19 for a reconciliation of our net (loss) income attributable to common shareholders to FFO available to common shareholders and Core FFO.

(2)	As of March 31, 2015, we had fixed LIBOR at a weighted averaged interest rate of 1.5% on $300.0 million of our variable rate debt through eleven interest rate swap agreements.

(3)
For the three months ended December 31, 2014, September 30, 2014, June 30, 2014 and March 31, 2014, we included fixed-rate debt that encumbered properties within the Richmond portfolio, which was sold on March 19, 2015.

(4)	Net absorption includes adjustments made for pre-leasing, deals signed in advance of existing lease expirations and unforeseen terminations.

Quarterly Financial Results (unaudited, dollars in thousands)

	Three Months Ended
	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014
OPERATING REVENUES
Rental	$34,379	$34,260	$31,915	$31,619	$30,433
Tenant reimbursements and other	9,470	8,668	8,140	7,688	8,930

	43,849	42,928	40,055	39,307	39,363

PROPERTY EXPENSES
Property operating	13,113	10,427	10,564	10,224	12,038
Real estate taxes and insurance	5,042	4,928	4,059	4,241	4,132

NET OPERATING INCOME	25,694	27,573	25,432	24,842	23,193

OTHER (EXPENSES) INCOME
General and administrative	(5,526)	(5,787)	(4,955)	(5,218)	(5,196)
Acquisition costs	—	(14)	(1,488)	(1,111)	(68)
Interest and other income	3,828	1,687	1,684	1,670	1,759
Equity in earnings (losses) of affiliates	346	390	412	199	(227)

EBITDA	24,342	23,849	21,085	20,382	19,461

Depreciation and amortization(1)	(16,335)	(17,439)	(15,217)	(14,829)	(14,310)
Interest expense	(6,908)	(6,812)	(6,116)	(6,031)	(5,737)
Impairment of rental property	—	—	—	(3,956)	—
Gain on sale of rental property(2)	—	—	—	21,230	—

Income (loss) from continuing operations	1,099	(402)	(248)	16,796	(586)

Discontinued Operations
(Loss) income from operations(3)	(975)	505	297	254	(911)
Loss on debt extinguishment	(489)	—	—	—	—
Gain on sale of rental property(4)	857	—	—	1,284	54

(Loss) income from discontinued operations	(607)	505	297	1,538	(857)

NET INCOME (LOSS)	492	103	49	18,334	(1,443)

Less: Net loss (income) attributable to noncontrolling interests	112	128	131	(652)	195

NET INCOME (LOSS) ATTRIBUTABLE TO
FIRST POTOMAC REALTY TRUST	604	231	180	17,682	(1,248)

Less: Dividends on preferred shares	(3,100)	(3,100)	(3,100)	(3,100)	(3,100)

NET (LOSS) INCOME ATTRIBUTABLE TO COMMON
SHAREHOLDERS	$(2,496)	$(2,869)	$(2,920)	$14,582	$(4,348)

(1)
During the fourth quarter of 2014, we accelerated the amortization of lease-level intangible assets and liabilities associated with a tenant at 1401 K Street, NW, who vacated effective January 2015. The accelerated amortization for the three months ended December 31, 2014 resulted in a net increase in depreciation and amortization expense of $0.1 million, which included a $0.6 million decrease in depreciation and amortization related to the aggregate deferred market rent assets and liabilities.

(2)
For the three months ended June 30, 2014, the gain on sale of rental property related to the sale of Corporate Campus at Ashburn Center is included within continuing operations due to adopting new accounting requirements pertaining to discontinued operations in the second quarter of 2014.

(3)
All periods presented include the operating results of the Richmond portfolio, which was classified as held-for-sale during the fourth quarter of 2014, and subsequently sold during the first quarter of 2015. In the second quarter of 2014, we adopted new accounting requirements that require us to present the operating results from disposed properties that represent a strategic shift away from a geographical market, such as exiting the Richmond market, as discontinued operations. The remaining dispositions in discontinued operations represent the operating results of properties that were sold or classified as held-for-sale prior to our adoption of new accounting requirements in the second quarter of 2014.

(4)
For the three months ended March 31, 2015, the gain on sale of rental property is related to the sale of the Richmond portfolio. For the three months ended June 30, 2014, the gain on sale of rental property is related to the sale of West Park and Patrick Center. For the three months ended March 31, 2014, the gain on sale of rental property is related to the sale of Girard Business Center and Gateway Center.

Quarterly Supplemental Financial Results (unaudited, dollars in thousands)

Quarterly Supplemental Financial Results Items:
The following items were included in the determination of net income (loss):
	Three Months Ended
	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014
Termination fees	$42	$654	$334	$83	$77
Capitalized interest	411	481	937	982	833
Snow and ice removal costs (excluding reimbursements)(1)	(2,028)	(30)	3	9	(2,078)
Reserves for bad debt expense	(350)	(245)	(395)	(315)	(121)

Dispositions in Continuing Operations(2)
Revenues	$—	$7	$119	$1,329	$1,465
Operating expenses	—	(69)	(155)	(400)	(548)
Depreciation and amortization expense	—	(70)	(209)	(402)	(366)
Impairment of rental property(3)	—	—	—	(3,956)	—
Gain on sale of rental property(4)	—	—	—	21,230	—
	$—	$(132)	$(245)	$17,801	$551

Dispositions in Discontinued Operations(5)
Revenues(6)	$877	$1,983	$1,949	$1,948	$1,808
Operating expenses	(638)	(613)	(802)	(802)	(1,395)
Depreciation and amortization expense	(1,222)	(809)	(783)	(822)	(1,249)
Interest expense, net of interest income	8	(56)	(67)	(70)	(75)
Loss on debt extinguishment(7)	(489)	—	—	—	—
Gain on sale of rental property(8)	857	—	—	1,284	54
	$(607)	$505	$297	$1,538	$(857)

(1)	We recovered approximately 60% to 65% of these costs for the periods presented.

(2)
Represents the operating results of Corporate Campus at Ashburn Center and Owings Mills Business Park, which were sold in June and October 2014, respectively. In accordance with new accounting requirements adopted in the second quarter of 2014, the disposals of Corporate Campus at Ashburn Center and Owings Mills Business Park did not meet the requirements to be reclassified as discontinued operations and are reflected within continuing operations in our consolidated statements of operations.

(3)	For the three months ended June 30, 2014, we recorded the impairment charge as a result of the anticipated sale price of Owings Mills Business Park.

(4)	For the three months ended June 30, 2014, the gain on sale of rental property is related to Corporate Campus at Ashburn Center.

(5)
All periods presented include the operating results of the Richmond Portfolio, which was classified as held-for-sale during the fourth quarter of 2014, and subsequently sold during the first quarter of 2015. In the second quarter of 2014, we adopted new accounting requirements that require us to present the operating results from disposed properties that represent a strategic shift away from a geographical market, such as exiting the Richmond market, as discontinued operations. The remaining dispositions in discontinued operations represent the operating results of properties that were sold or classified as held-for-sale prior to our adoption of new accounting requirements in the second quarter of 2014.

(6)
For the three months ended March 31, 2015 , we accelerated $0.9 million of unamortized straight-line rent and deferred abatement costs due to the sale of the Richmond Portfolio in March 2015. For the three months ended March 31, 2014, we accelerated $1.0 million of unamortized straight-line rent and deferred abatement costs due to the sale of Girard Business Center and Gateway Center in January 2014.

(7)	Reflects costs associated with charges related to our prepayment of mortgage loans in connection with the sale of the Richmond Portfolio.

(8)
For the three months ended March 31, 2015, the gain on sale of rental property is related to the sale of the Richmond Portfolio. For the three months ended June 30, 2014, the gain on sale of rental property is related to the sale of West Park and Patrick Center. For the three months ended March 31, 2014, the gain on sale of rental property is related to the sale of Girard Business Center and Gateway Center.

Quarterly Financial Measures (unaudited, amounts in thousands, except per share data)

	Three Months Ended
FUNDS FROM OPERATIONS ("FFO")	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014

Net (loss) income attributable to common shareholders	$(2,496)	$(2,869)	$(2,920)	$14,582	$(4,348)

Depreciation and amortization:
Rental property(1)	16,335	17,439	15,217	14,829	14,310
Discontinued operations	1,222	809	783	822	1,249
Unconsolidated joint ventures	1,011	1,159	1,004	1,014	1,289
Impairment of rental property	—	—	—	3,956	—
Gain on sale of rental property	(857)	—	—	(22,514)	(54)
Net (loss) income attributable to noncontrolling interests in the Operating Partnership	(112)	(128)	(131)	652	(195)

FFO available to common shareholders	15,103	16,410	13,953	13,341	12,251
Dividends on preferred shares	3,100	3,100	3,100	3,100	3,100
FFO	$18,203	$19,510	$17,053	$16,441	$15,351

FFO available to common shareholders	15,103	16,410	13,953	13,341	12,251
Loss on debt extinguishment(2)	489	—	—	—	—
Personnel separation costs(3)	405	—	—	—	—
Deferred abatement and straight-line amortization(4)	854	—	—	—	1,045
Acquisition costs	—	14	1,488	1,111	68
Yield maintenance payment(5)	(2,426)	—	—	—	—

Core FFO	$14,425	$16,424	$15,441	$14,452	$13,364

ADJUSTED FUNDS FROM OPERATIONS ("AFFO")
Core FFO	$14,425	$16,424	$15,441	$14,452	$13,364
Non-cash share-based compensation expense	700	914	1,128	867	823
Straight-line rent, net(6)	(419)	(574)	(258)	(333)	(364)
Deferred market rent, net	30	29	12	1	1
Non-real estate depreciation and amortization(7)	347	331	344	353	340
Debt fair value amortization	(196)	(134)	(140)	(129)	(129)
Amortization of finance costs	359	387	309	318	213
Tenant improvements(8)	(4,795)	(4,560)	(2,910)	(4,238)	(2,588)
Leasing commissions(8)	(1,312)	(1,159)	(990)	(1,802)	(1,066)
Capital expenditures(8)	(897)	(2,696)	(1,842)	(1,768)	(768)

AFFO	$8,242	$8,962	$11,094	$7,721	$9,826
Total weighted average common shares and OP units:
Basic	60,856	60,819	60,798	60,777	60,726
Diluted	60,986	60,898	60,882	60,850	60,794
FFO available to common shareholders and unitholders per share:
FFO - basic and diluted	$0.25	$0.27	$0.23	$0.22	$0.20
Core FFO - diluted	$0.24	$0.27	$0.25	$0.24	$0.22
AFFO per share:
AFFO - basic and diluted	$0.14	$0.15	$0.18	$0.13	$0.16

(1)
During the fourth quarter of 2014, we accelerated the amortization of lease-level intangible assets and liabilities associated with a tenant at 1401 K Street, NW, who vacated effective January 2015. The accelerated amortization for the three months ended December 31, 2014 resulted in a net increase in depreciation and amortization expense of $0.1 million, which included a $0.6 million decrease in depreciation and amortization related to the aggregate deferred market rent assets and liabilities.

(2)	Reflects costs associated with charges related to our prepayment of mortgage loans in connection with the sale of the Richmond Portfolio.

(3)
During the first quarter of 2015, we recorded $0.4 million of personnel separation costs as a result of moving to a more vertically integrated structure with a greater focus on high quality D.C. office properties.

(4)
During the first quarter of 2015, we accelerated $0.9 million of unamortized straight-line rent and deferred abatement costs due to the sale of the Richmond Portfolio in March 2015. During the first quarter of 2014, we accelerated $1.0 million of unamortized straight-line rent and deferred abatement costs due to the sale of Girard Business Center and Gateway Center in January 2014.

(5)
In February 2015, the owners of America's Square prepaid a mezzanine loan that had an outstanding balance of $29.7 million. We received a yield maintenance payment of $2.4 million along with the repayment of the loan.

(6)	Includes our amortization of the following: straight-line rents and associated uncollectable amounts, rent abatements and lease incentives.

(7)	Most non-real estate depreciation is classified in general and administrative expense.

(8)
Does not include first-generation costs, which we define as tenant improvements, leasing commissions and capital expenditure costs that were taken into consideration when underwriting the purchase of a property or incurred to bring the property to operating standard for its intended use.

	Three Months Ended
First-generation costs	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014
Tenant improvements	$9,188	$3,655	$1,751	$862	$1,977
Leasing commissions	228	1,912	373	970	923
Capital expenditures	972	2,238	2,090	1,258	2,829
Total first-generation costs	10,388	7,805	4,214	3,090	5,729

Development and redevelopment	2,807	1,437	1,737	2,704	2,268
	$13,195	$9,242	$5,951	$5,794	$7,997

Capitalization and Selected Ratios (unaudited, amounts in thousands, except per share data, percentages and ratios)

Total Market Capitalization
		Percent of Total Market Capitalization
Common Shares and Units
Total common shares outstanding	58,727

Operating Partnership ("OP") units held by third parties	2,631

Total common shares and OP units outstanding	61,358

Market price per share at March 31, 2015	$11.89

Market Value of Common Equity	$729,547	44.5%

Preferred Shares
Total Series A Preferred Shares outstanding	6,400

Market price per share at March 31, 2015	$25.65

Market Value of Preferred Equity	$164,160	10.0%

Debt
Fixed-rate debt	$249,650	15.2%
Hedged variable-rate debt(1)	300,000	18.3%
Unhedged variable-rate debt	197,216	12.0%

Total debt	$746,866	45.5%

Total Market Capitalization	$1,640,573	100.0%

Selected Ratios
	Three Months Ended

	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014
COVERAGE RATIOS

Interest Coverage Ratio
EBITDA, excluding acquisition costs(2)	$24,342	$23,863	$22,573	$21,493	$19,529
Interest expense	6,908	6,812	6,116	6,031	5,737
	3.52x	3.50x	3.70x	3.56x	3.40x

EBITDA to Fixed Charges
EBITDA, excluding acquisition costs(2)	$24,342	$23,863	$22,573	$21,493	$19,529
Fixed charges(3)	11,231	11,118	10,406	10,272	9,903
	2.17x	2.15x	2.17x	2.09x	1.97x

OVERHEAD RATIO

G&A to Real Estate Revenues
General and administrative expense(4)	$5,120	$5,787	$4,955	$5,218	$5,196
Total revenues	43,849	42,928	40,055	39,307	39,363
	11.7%	13.5%	12.4%	13.3%	13.2%

LEVERAGE RATIOS

Debt/Total Market Capitalization
Total debt	$746,866	$813,637	$814,422	$718,909	$671,095
Total market capitalization	1,640,573	1,738,486	1,705,245	1,690,685	1,626,481
	45.5%	46.8%	47.8%	42.5%	41.3%

Debt/Undepreciated Book Value
Total debt	$746,866	$813,637	$814,422	$718,909	$671,095
Undepreciated book value	1,520,263	1,504,372	1,572,075	1,477,853	1,415,527
	49.1%	54.1%	51.8%	48.6%	47.4%

(1)	At March 31, 2015, we had fixed LIBOR at a weighted average interest rate of 1.5% on $300.0 million of our variable rate debt through eleven interest rate swap agreements.

(2)	Acquisition costs were omitted due to their variability, which impacted the comparability of period-over-period results.

(3)
Fixed charges include interest expense, debt principal amortization and quarterly accumulated dividends on our preferred shares. Debt principal amortization amounts exclude principal payments made towards mortgage loans that encumbered properties within the Richmond Portfolio, which was sold on March 19, 2015.

(4)
Excludes personnel separation costs of $0.4 million for the three months ended March 31, 2015. For detail of these costs, see the reconciliation of FFO available to common shareholders to Core FFO on the Quarterly Financial Measures table.

Outstanding Debt (unaudited, dollars in thousands)

Fixed-Rate Debt	Effective Interest Rate	Balance at March 31, 2015	Annualized Debt Service		Maturity Date	Balance at Maturity
Encumbered Properties
Jackson National Life Loan(1)	5.19%	$64,640	$4,577		8/1/2015	$64,230
Gateway Centre Manassas Building I(2)	5.88%	378	239		11/1/2016	—
Hilside I and II(2)	4.62%	12,846	945		12/6/2016	12,160
Redland Corporate Center Buildings II and III	4.64%	65,503	4,014		11/1/2017	62,064
840 First Street, NE	6.01%	36,379	2,722		7/1/2020	32,000
Battlefield Corporate Center	4.40%	3,651	320		11/1/2020	2,618
1211 Connecticut Avenue, NW	4.47%	29,548	1,823		7/1/2022	24,668
1401 K Street, NW	4.93%	36,705	2,392		6/1/2023	30,414
Total Fixed-Rate Debt	5.00%(3)	$249,650	$17,032			$228,154

Unamortized fair value adjustments		(320)

Total Principal Balance		$249,330

Variable-Rate Debt(4)

440 First Street, NW Construction Loan(5)	LIBOR + 2.50%	32,216	863		5/30/2016	32,216
Storey Park Land Loan(6)	LIBOR + 2.50%	22,000	590		10/16/2016	22,000
Unsecured Revolving Credit Facility	LIBOR + 1.70%	143,000	2,688		10/16/2017	143,000
Unsecured Term Loan
Tranche A	LIBOR + 1.65%	100,000	1,830		10/16/2018	100,000
Tranche B	LIBOR + 1.80%	100,000	1,980		10/16/2019	100,000
Tranche C	LIBOR + 2.05%	100,000	2,230		10/16/2020	100,000
Total Unsecured Term Loan	2.06%(3)	$300,000	$6,040			$300,000

Total Variable-Rate Debt	3.09%(3)(7)	$497,216	$10,181			$497,216

Total Debt at March 31, 2015	3.73%(3)(7)	$746,866	$27,213	(8)		$725,370

(1)
At March 31, 2015, the loan was secured by the following properties: Plaza 500, Van Buren Office Park, Rumsey Center, Snowden Center, Greenbrier Technology Center II and Norfolk Business Center. The terms of the loan allow us to substitute collateral, as long as certain debt-service coverage and loan-to-value ratios are maintained, or to prepay a portion of the loan, with a prepayment penalty, subject to a debt service yield.

(2)	The balance includes the fair value impacts recorded at acquisition upon assumption of the mortgages encumbering these properties.

(3)	Represents the weighted average interest rate.

(4)
All of our variable rate debt is based on one-month LIBOR. For the purposes of calculating the annualized debt service and the effective interest rate, we used the one-month LIBOR rate at March 31, 2015, which was 0.18%.

(5)
The loan matures in May 2016, with two one-year extension options at our discretion and has a borrowing capacity of up to $43.5 million. We can repay all or a portion of the Construction Loan, without penalty, at any time during the term of the loan.

(6)	The loan matures in October 2016, with a one-year extension at our option, and is repayable in full without penalty at any time during the term of the loan.

(7)
At March 31, 2015, we had fixed LIBOR on $300.0 million of our variable rate debt through eleven interest rate swap agreements. The effective interest rate reflects the impact of our interest rate swap agreements.

(8)
During the first quarter of 2015, we paid approximately $1.5 million in principal payments on our consolidated mortgage debt, which excludes $3.2 million related to mortgage debt that was repaid in March 2015 in connection with the sale of the Richmond Portfolio.

Debt Maturity Schedule (unaudited, dollars in thousands)

NOI of Pledged Properties and Supported Indebtedness

Year of Maturity	Type	Annualized NOI	Total Maturing Indebtedness	Total Supported Indebtedness	Debt Yield
2015	Secured Property Debt	$10,847	$64,230	$64,230	16.9%
2016	Secured Property Debt	331	12,160	12,160	2.7%
2016	Construction Loan	38	32,216	32,216	0.1%
2016	Land Loan	—	22,000	22,000	NM
2017	Secured Property Debt	8,428	62,064	62,064	13.6%
2017	Unsecured Debt	72,528	143,000	443,000	16.4%
2018	Unsecured Term Loan	72,528	100,000	443,000	16.4%
2019	Unsecured Term Loan	72,528	100,000	443,000	16.4%
2020	Unsecured Term Loan	72,528	100,000	443,000	16.4%
2020	Secured Property Debt	8,185	34,618	34,618	23.6%
2022	Secured Property Debt	2,393	24,668	24,668	9.7%
2023	Secured Property Debt	2,106	30,414	30,414	6.9%

NM= Not meaningful.

(1)	At March 31, 2015, we had fixed LIBOR on $300.0 million of our variable rate debt through eleven interest rate swap agreements.

Selected Debt Covenants (unaudited, dollars in thousands)

	Unsecured Credit Facility / Unsecured Term Loan / Construction Loan / Land Loan

Covenants	Quarter Ended March 31, 2015	Covenant
Consolidated Total Leverage Ratio(1)	48.3%	≤ 60%
Tangible Net Worth(1)	$863,446	≥ 601,202
Fixed Charge Coverage Ratio(1)	2.18x	≥ 1.50x
Maximum Dividend Payout Ratio	67.3%	≤ 95%

Restricted Investments:
Joint Ventures	5.8%	≤ 15%
Real Estate Assets Under Development	0.8%	≤ 15%
Undeveloped Land	1.0%	≤ 5%
Structured Finance Investments	2.0%	≤ 5%
Total Restricted Investments	3.9%	≤ 25%

Restricted Indebtedness:
Maximum Secured Debt	21.1%	≤ 40%
Unencumbered Pool Leverage (1)	46.0%	≤ 60%
Unencumbered Pool Interest Coverage Ratio (1)	5.09x	≥ 1.75x

(1)
These are the only covenants that apply to both our 440 First Street, NW construction loan and Storey Park land loan, which are calculated in accordance with the amended and restated unsecured revolving credit facility.

Net Asset Value Analysis (unaudited, amounts in thousands, except percentages)

Income Statement Items	Three Months Ended March 31, 2015

Total Portfolio In-Place Cash NOI(1)
Total GAAP Revenue	$43,849
Straight-line and Deferred Market Rents	(365)
Management Fee Adjustment(2)	324
Property Operating Costs	(18,155)
Total Portfolio In-Place Cash NOI	$25,653

Occupancy as of March 31, 2015	88.0%

Balance Sheet Items

Development & Redevelopment Assets
Original Cost Basis of Land held for Future Development	$17,191
Original Cost Basis of Assets in Current Development/Redevelopment	51,215
Construction Costs to Date for Current Development/Redevelopment	18,277
Total Development & Redevelopment Assets	$86,683

Other Assets
Unconsolidated Investment in Affiliates	$47,658
Notes Receivable, net	34,000
Total Other Assets	$81,658

Net Liability at March 31, 2015
Mortgage and Senior Debt, cash principal balances	$(746,546)
Accrued interest	(1,694)
Rents received in advance	(8,018)
Tenant security deposits	(6,136)
Accounts payable and other liabilities	(37,107)
Cash, cash equivalents, escrows and reserves	16,984
Accounts and other receivables, net of allowance for doubtful accounts	10,290
Prepaid expenses and other assets	8,049
Total Net Liabilities	$(764,178)

Preferred Shares Outstanding at March 31, 2015	6,400
Par Value of Preferred Shares Outstanding at March 31, 2015	$160,000
Weighted Average Diluted Shares and OP Units Outstanding for the quarter ended March 31, 2015	60,986

(1)	Does not include the Richmond Portfolio (Chesterfield Business Center, Hanover Business Center, Park Central and Virginia Technology Center), which was sold on March 19, 2015.

(2)	Management fee adjustment is used in lieu of an administrative overhead allocation.

Investment in Joint Ventures (unaudited, dollars in thousands)

Unconsolidated Joint Ventures
	FPO Ownership	FPO Investment at March 31, 2015	Property Type	Location	Square Feet	Leased at March 31, 2015	Occupied at March 31, 2015
RiversPark I and II	25%	$2,197	Business Park	Columbia, MD	307,984	84.2%	84.2%
Aviation Business Park	50%	5,677	Office	Glen Burnie, MD	120,285	69.8%	66.2%
1750 H Street, NW	50%	14,938	Office	Washington, DC	113,131	91.1%	86.9%
Prosperity Metro Plaza	51%	24,846	Office	Fairfax, VA	326,573	97.8%	90.3%
Total / Weighted Average		$47,658			867,973	88.2%	84.4%

Outstanding Debt		FPO Ownership	Effective Interest Rate	Principal Balance at March 31, 2015(2)	Annualized Debt Service	Maturity Date	Balance at Maturity(2)
RiversPark I and II		25%	LIBOR + 1.90%(1)	$28,000	$582	9/26/2017	$28,000
1750 H Street, NW		50%	4.04%	32,000	1,254	8/1/2024	32,000
Prosperity Metro Plaza		51%	3.96%	50,000	1,955	12/1/2029(3)	45,246
Total / Weighted Average			3.50%	$110,000	$3,791		$105,246

Income Statement - Unconsolidated Joint Ventures
			Three Months Ended(4)
			March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014

Cash revenues(5)			$5,998	$5,865	$5,552	$5,611	$5,521
Non-cash revenues			169	175	161	169	231
Total revenues			6,167	6,040	5,713	5,780	5,752
Total operating expenses			(2,156)	(1,669)	(1,818)	(1,694)	(2,226)
Net operating income			4,011	4,371	3,895	4,086	3,526
Depreciation and amortization			(2,249)	(2,571)	(2,256)	(2,264)	(2,803)
Interest expense, net of interest income			(973)	(831)	(1,016)	(1,031)	(1,011)
Other (expenses) income			—	(18)	126	(46)	—
Net income (loss)			$789	$951	$749	$745	$(288)

(1)	For the purposes of calculating the annualized debt service and the effective interest rate, we used the one-month LIBOR rate at March 31, 2015, which was 0.18%.

(2)	Reflects the balance of the debt secured by the properties, not our portion of the debt.

(3)	The mortgage loan requires interest-only payments through December 2024, at which time the loan requires principal and interest payments through its maturity date.

(4)	Reflects the operating results of the properties, not our economic interest in the properties.

(5)	Cash revenues are comprised of base rent, tenant recoveries and other miscellaneous income. Non-cash revenues are comprised of straight-line rent, rent abatement and deferred base and market rent.

Portfolio Summary (unaudited)

Consolidated Portfolio
	Number of Buildings	Square Feet(1)	% Leased(1)	% Occupied(1)	Annualized Cash Basis Rent(2)(3)	% of Annualized Cash Basis Rent
By Region
Washington DC	6	916,686	90.5%	87.5%	$26,613,535	22.2%
Maryland	38	1,999,300	93.9%	90.2%	32,586,424	27.1%
Northern VA	49	3,021,299	89.8%	86.4%	39,819,033	33.2%
Southern VA	19	2,024,003	93.3%	88.6%	21,016,699	17.5%
Total / Weighted Average	112	7,961,288	91.8%	88.0%	$120,035,691	100.0%
By Strategic Category(4)
Strategic Hold	72	6,266,888	94.1%	91.3%	$99,469,986	82.9%
Value-Add	3	357,928	72.7%	45.1%	5,764,538	4.8%
Non-Core	37	1,336,472	86.2%	84.0%	14,801,167	12.3%
Total / Weighted Average	112	7,961,288	91.8%	88.0%	$120,035,691	100.0%

Value Creation Pipeline(5)
(dollars in thousands)
	Region	Square Feet	% Leased	% Occupied	Total Project Cost(6)	Cost To Date(7)	Return on Investment(8)
Recently Placed in Service
440 First Street, NW	Washington DC	138,554	58.9%	46.9%	$70,000	$64,712	7%

Development
Northern Virginia Land	Northern VA	167,360	100.0%	0.0%	$49,000	$12,163	8%

	Number of Buildings	Square Feet(1)	% Leased(1)	% Occupied(1)	Annualized Cash Basis Rent(2)(3)
Unconsolidated Joint Ventures(9)	12	867,973	88.2%	84.4%	$15,970,505

(1) Does not include space in development or redevelopment.
(2) Annualized cash basis rent at the end of the quarter, which is calculated as the contractual rent due under the terms of the lease, without taking into account rent abatements, is reflected on a triple-net equivalent basis, by deducting operating expense reimbursements that are included, along with base rent, in the contractual payments of our full service leases.
(3) Includes leased spaces that are not yet occupied.
(4) "Strategic Category" reflects management's categorization of the property based on our corporate strategic plans. "Strategic Hold" represents properties that are highly aligned with the corporate strategic plans. "Value-Add" represents strategic hold properties to which we intend to add value through lease-up, development and/or redevelopment. "Non-Core" represents properties that are no longer a strategic fit, properties in submarkets where we do not have asset concentration or operating efficiencies and/or properties where we believe we have maximized value.
(5) 638,085 square feet of additional land is available for development, not including Storey Park.
(6) Reflects the total projected cost to achieve stabilization, which includes, but is not limited to, the original cost basis of the property (or applicable portion thereof), projected base building costs, projected leasing commissions, projected tenant improvements, and projected capitalized expenses.
(7) Reflects the Total Project Costs incurred to date.
(8) Reflects the projected cash NOI after burn off of rent abatement divided by Total Project Costs.
(9)Represents operating results of the unconsolidated joint ventures, not our economic interest in the properties.

Leasing and Occupancy Summary (unaudited)

Portfolio by Property Type and Strategic Category(1)
				Occupied Portfolio by Property Type and Strategic Category				Leased Portfolio by Property Type and Strategic Category
	Square Feet	% of Total Portfolio	Number of Buildings	Occupied Square Feet	% Occupied	Annualized Cash Basis Rent(2)	% of Annualized Cash Basis Rent	Leased Square Feet(3)	% Leased	Annualized Cash Basis Rent(2)(3)	% of Annualized Cash Basis Rent
By Property Type
Office	3,749,557	47.1%	50	3,209,219	85.6%	$72,213,075	62.7%	3,379,701	90.1%	$75,525,322	62.9%
Business Park / Industrial	4,211,731	52.9%	62	3,798,655	90.2%	42,984,526	37.3%	3,928,695	93.3%	44,510,370	37.1%
Total / Weighted Average	7,961,288	100.0%	112	7,007,874	88.0%	$115,197,600	100.0%	7,308,396	91.8%	$120,035,691	100.0%

By Strategic Category(4)
Strategic Hold	6,266,888	78.7%	72	5,723,838	91.3%	$97,040,477	84.2%	5,896,488	94.1%	$99,469,986	82.9%
Value-Add	357,928	4.5%	3	161,358	45.1%	3,677,449	3.2%	260,067	72.7%	5,764,538	4.8%
Non-Core	1,336,472	16.8%	37	1,122,678	84.0%	14,479,674	12.6%	1,151,841	86.2%	14,801,167	12.3%
Total / Weighted Average	7,961,288	100.0%	112	7,007,874	88.0%	$115,197,600	100.0%	7,308,396	91.8%	$120,035,691	100.0%

Market Concentration by Annualized Cash Basis Rent(2)(3)

	Washington DC	Maryland	Northern VA	Southern VA
					Total
Office	22.2%	18.0%	21.3%	1.4%	62.9%
Business Park / Industrial	0.0%	9.1%	11.8%	16.1%	37.1%
Total / Weighted Average	22.2%	27.1%	33.2%	17.5%	100.0%

(1)	Does not include space in development or redevelopment.

(2)
Annualized cash basis rent at the end of the quarter, which is calculated as the contractual rent due under the terms of the lease, without taking into account rent abatements, is reflected on a triple-net equivalent basis, by deducting operating expense reimbursements that are included, along with base rent, in the contractual payments of our full service leases.

(3)	Includes leased spaces that are not yet occupied.

(4)
"Strategic Category" reflects management's categorization of the property based on our corporate strategic plans. "Strategic Hold" represents properties that are highly aligned with the corporate strategic plans. "Value-Add" represents strategic hold properties to which we intend to add value through lease-up, development and/or redevelopment. "Non-Core" represents properties that are no longer a strategic fit, properties in submarkets where we do not have asset concentration or operating efficiencies and/or properties where we believe we have maximized value.

Portfolio by Size (unaudited)

Square Feet Under Lease	Number of Leases	Leased Square Feet	% of Total Square Feet	Annualized Cash Basis Rent(1)	% of Annualized Cash Basis Rent	Average Base Rent per Square Foot(1)
0-2,500	125	216,793	3.0%	$3,925,991	3.3%	$18.11
2,501-10,000	259	1,573,451	21.5%	24,157,581	20.1%	15.35
10,001-20,000	93	1,464,747	20.0%	23,937,426	19.9%	16.34
20,001-40,000	49	1,496,271	20.5%	20,966,656	17.5%	14.01
40,001-100,000	15	1,165,741	16.0%	17,133,366	14.3%	14.70
100,000 +	10	1,391,393	19.0%	29,914,671	24.9%	21.50

Total / Weighted Average	551	7,308,396	100.0%	$120,035,691	100.0%	$16.42

(1)
Annualized cash basis rent at the end of the quarter, which is calculated as the contractual rent due under the terms of the lease, without taking into account rent abatements, is reflected on a triple-net equivalent basis, by deducting operating expense reimbursements that are included, along with base rent, in the contractual payments of our full service leases.

Top Twenty-Five Tenants (unaudited)

Ranking	Tenant	Number of Leases	Total Leased Square Feet	Annualized Cash Basis Rent(1)	% of Annualized Cash Basis Rent	Weighted Average Remaining Lease Years

1	U.S. Government	20	749,073	$15,900,875	13.2%	3.8
2	BlueCross BlueShield	1	204,314	6,095,638	5.1%	8.4
3	CACI International	1	214,214	5,459,939	4.5%	1.8
4	BAE Systems Technology Solutions & Services	2	167,881	4,014,257	3.3%	5.1
5	ICF Consulting Group Inc.	1	127,946	3,528,751	2.9%	9.3
6	Sentara Healthcare	4	283,199	2,618,115	2.2%	5.5
7	Stock Building Supply, Inc.	2	171,996	2,106,951	1.8%	7.4
8	State of Maryland - AOC	1	101,113	1,996,510	1.7%	4.8
9	Vocus, Inc.	1	93,000	1,675,454	1.4%	8.0
10	Montgomery County, Maryland	2	57,825	1,434,362	1.2%	6.7
11	Siemens Corporation	3	100,745	1,392,616	1.2%	1.4
12	Affiliated Computer Services, Inc	1	107,422	1,372,853	1.1%	1.8
13	First Data Corporation	1	117,336	1,331,764	1.1%	4.7
14	Odin, Feldman & Pittleman	1	53,918	1,210,459	1.0%	12.6
15	Lyttle Corp	1	54,530	1,146,766	1.0%	7.8
16	District of Columbia CVS Pharmacy, LLC	1	11,692	1,052,280	0.9%	13.1
17	Harris Corporation	3	47,358	1,005,399	0.8%	0.2
18	American Public University System, Inc.	3	63,455	931,782	0.8%	1.2
19	General Dynamics	1	147,248	920,668	0.8%	4.8
20	DRS Defense Solutions, LLC	2	45,675	907,363	0.8%	2.9
21	McLean Bible Church	1	53,559	816,775	0.7%	9.3
22	Telogy Networks, Inc.	1	52,145	798,861	0.7%	3.2
23	National Women's Law Center	1	24,760	753,541	0.6%	7.9
24	Internet Society	1	30,037	728,932	0.6%	3.8
25	Zenith Education Group, Inc.	1	39,250	715,528	0.6%	4.3

	Subtotal Top 25 Tenants	57	3,119,691	$59,916,436	49.9%	5.3
	All Remaining Tenants	494	4,188,705	60,119,255	50.1%	5.0

	Total / Weighted Average	551	7,308,396	$120,035,691	100.0%	5.1

Tenant Diversification by Industry

(1)
Annualized cash basis rent at the end of the quarter, which is calculated as the contractual rent due under the terms of the lease, without taking into account rent abatements, is reflected in triple-net equivalent basis, by deducting operating expense reimbursements that are included, along with base rent, in the contractual payments of our full service leases.

Annual Lease Expirations (unaudited)

	Total Portfolio					Property Type
						Office		Business Park / Industrial
Year of Lease Expiration(1)	Number of Leases Expiring	Leased Square Feet	% of Leased Square Feet	Annualized Cash Basis Rent(2)	Average Base Rent per Square Foot(2)	Leased Square Feet	Average Base Rent per Square Foot(2)	Leased Square Feet	Average Base Rent per Square Foot(2)
MTM	2	2,287	0.0%	$24,304	$10.63	—	$—	2,287	$10.63
2015	40	319,276	4.4%	5,566,738	17.44	197,156	20.15	122,120	13.06
2016	69	572,931	7.8%	11,355,160	19.82	258,095	28.47	314,836	12.73
2017	89	1,086,115	14.9%	18,019,112	16.59	438,011	23.93	648,104	11.63
2018	81	893,618	12.2%	13,012,996	14.56	411,773	18.43	481,845	11.26
2019	70	948,394	13.0%	13,111,457	13.82	271,872	18.65	676,522	11.88
2020	64	1,137,855	15.6%	16,497,468	14.50	501,443	21.29	636,412	9.15
2021	28	295,680	4.0%	4,049,767	13.70	78,969	19.96	216,711	11.41
2022	27	336,132	4.6%	4,917,613	14.63	115,988	23.35	220,144	10.04
2023	16	551,828	7.6%	12,015,873	21.77	343,130	26.65	208,698	13.75
2024	23	589,210	8.1%	10,237,132	17.37	334,784	22.00	254,426	11.29
Thereafter	42	575,070	7.9%	11,228,073	19.52	428,480	22.39	146,590	11.14
Total / Weighted Average	551	7,308,396	100.0%	$120,035,691	$16.42	3,379,701	$22.35	3,928,695	$11.33

(1)	We classify leases that expired or were terminated on the last day of the year as leased square footage since the tenant is contractually entitled to the space.

(2)
Annualized cash basis rent at the end of the quarter, which is calculated as the contractual rent due under the terms of the lease, without taking into account rent abatements, is reflected on a triple- net equivalent basis, by deducting operating expense reimbursements that are included, along with base rent, in the contractual payments of our full service leases.

Quarterly Lease Expirations (unaudited)

Quarter of Lease Expiration(1)	Number of Leases Expiring	Leased Square Feet	% of Leased Square Feet	Annualized Cash Basis Rent(2)	Average Base Rent per Square Foot (2)

MTM	2	2,287	0.0%	$24,304	$10.63
2015 - Q2	14	127,213	1.7%	2,196,607	17.27
2015 - Q3	12	60,501	0.8%	1,056,283	17.46
2015 - Q4	14	131,562	1.8%	2,313,848	17.59
2016 - Q1	18	82,613	1.1%	1,164,416	14.09

Total / Weighted Average	60	404,176	5.5%	$6,755,458	$16.71

.

(1)	We classify leases that expired or were terminated on the last day of the quarter as leased square footage since the tenant is contractually entitled to the space.

(2)
Annualized cash basis rent at the end of the quarter, which is calculated as the contractual rent due under the terms of the lease, without taking into account rent abatements, is reflected on a triple-net equivalent basis, by deducting operating expense reimbursements that are included, along with base rent, in the contractual payments of our full service leases.

Leasing Analysis and Retention Summary (unaudited)

Lease Summary(1)
All Comparable and Non-comparable Leases
	Three Months Ended March 31, 2015
	Square Footage	Number of Leases Signed	Cash Basis Base Rent(2)	GAAP Basis Base Rent(2)	Average Lease Term	Average Capital Cost Per Sq. Ft.(3)	Average Capital Cost per Sq. Ft. per Year (3)
New Leases	127,963	19	$12.71	$13.07	7.3	$33.95	$4.64
First Generation New Leases	19,198	4	20.55	20.97	8.9	56.28	6.33
Second Generation New Leases	108,765	15	11.32	11.68	7.0	30.01	4.27
Renewal Leases	200,285	19	11.10	11.52	6.1	7.76	1.28
Total / Weighted Average	328,248	38	$11.73	$12.12	6.6	$17.97	$2.74

Lease Comparison(1)
Comparable Leases Only (4)
	Three Months Ended March 31, 2015
			Cash Basis			GAAP Basis
	Square Footage	Number of Leases Signed	Base Rent(2)	Previous Base Rent(2)	Percent Change	Base Rent(2)	Previous Base Rent(2)	Percent Change	Average Lease Term
New Leases	17,821	7	$10.89	$11.39	-4.4%	$10.94	$10.50	4.2%	5.2
Renewal Leases	200,285	19	11.10	13.10	-15.3%	11.52	12.35	-6.7%	6.1
Total / Weighted Average	218,106	26	$11.09	$12.96	-14.5%	$11.47	$12.20	-5.9%	6.0

Retention Summary(1)
All Comparable and Non-comparable Leases
	Three Months Ended March 31, 2015
	Square Footage Expiring(5)	Square Footage Renewed	Retention Rate
Total Portfolio	336,712	200,285	59%
Washington DC	3,410	3,410	100%
Maryland	46,045	24,157	52%
Northern Virginia	218,797	154,807	71%
Southern Virginia	68,460	17,911	26%

(1)	Excludes leasing activity at properties that were sold during the first quarter of 2015.

(2)
Rent amounts are reflected on triple-net equivalent basis, without taking into account rent abatements, by deducting operating expense reimbursements that are included, along with base rent, in the contractual payments of our full service leases.

(3)
The average capital cost includes leasing commissions and tenant improvements, but does not include base building improvements needed to (1) bring a space up to code, (2) create building-standard operating efficiency, or (3) add demising walls and define the separate operations of a suite.

(4)	Comparable lease comparisons do not include comparable data for first generation spaces, suites that have been vacant for over twelve months, or leases with terms of less than one year.

Office Properties (unaudited)

Property(1)	Buildings	Location	Strategic Category(2)	Square Feet	Annualized Cash Basis Rent(3)	% Leased	% Occupied	Average Base Rent per Square Foot(3)

Washington DC
11 Dupont Circle, NW	1	CBD(4)	Strategic Hold	153,018	$5,394,719	100.0%	100.0%	$35.26
440 First Street, NW	1	Capitol Hill	Value-Add	138,554	2,548,022	58.9%	46.9%	31.22
500 First Street, NW	1	Capitol Hill	Strategic Hold	129,035	4,638,231	100.0%	100.0%	35.95
840 First Street, NE	1	NoMA(4)	Strategic Hold	248,536	7,180,942	97.7%	97.7%	29.57
1211 Connecticut Avenue, NW	1	CBD(4)	Strategic Hold	130,085	3,584,644	96.8%	92.1%	28.48
1401 K Street, NW	1	East End	Strategic Hold	117,458	3,266,978	82.8%	78.2%	33.59
Total / Weighted Average	6			916,686	$26,613,535	90.5%	87.5%	$32.08

Maryland
Annapolis Business Center	2	Annapolis	Strategic Hold	101,113	$1,996,510	100.0%	100.0%	$19.75
Cloverleaf Center	4	Germantown	Strategic Hold	173,721	2,010,090	73.0%	73.0%	15.84
Hillside I and II(5)	2	Columbia	Strategic Hold	64,195	837,936	84.0%	67.0%	15.53
Metro Park North	4	Rockville	Strategic Hold	191,211	2,801,187	87.3%	87.3%	16.78
Redland Corporate Center	3	Rockville	Strategic Hold	483,162	11,969,671	100.0%	100.0%	24.77
TenThreeTwenty	1	Columbia	Strategic Hold	138,854	2,014,994	96.0%	82.7%	15.12
Total / Weighted Average	16			1,152,256	$21,630,389	92.5%	89.9%	$20.30

Northern Virginia
Atlantic Corporate Park	2	Sterling	Value-Add	219,374	$3,216,516	81.3%	43.9%	$18.02
Cedar Hill	2	Tyson's Corner	Strategic Hold	102,632	2,247,886	100.0%	100.0%	21.90
Enterprise Center	4	Chantilly	Non-Core	189,331	2,952,451	87.7%	87.7%	17.78
Herndon Corporate Center	4	Herndon	Non-Core	128,359	1,315,305	68.7%	68.7%	14.91
One Fair Oaks	1	Fairfax	Strategic Hold	214,214	5,459,939	100.0%	100.0%	25.49
Reston Business Campus	4	Reston	Non-Core	82,378	930,331	78.9%	66.1%	14.31
Three Flint Hill	1	Oakton	Strategic Hold	180,819	3,476,822	96.3%	96.3%	19.98
Van Buren Office Park	5	Herndon	Non-Core	106,683	1,007,542	77.4%	66.8%	12.20
Wiehle Avenue	1	Reston	Strategic Hold	130,048	2,896,335	100.0%	100.0%	22.27
Windsor at Battlefield	2	Manassas	Non-Core	155,511	2,099,788	95.2%	95.2%	14.19
Total / Weighted Average	26			1,509,349	$25,602,913	89.4%	82.5%	$18.97

Southern Virginia
Greenbrier Towers	2	Chesapeake	Strategic Hold	171,266	$1,678,485	79.1%	73.8%	$12.39

Total / Weighted Average	50			3,749,557	$75,525,322	90.1%	85.6%	$22.35

Strategic Category(2)
Strategic Hold	28			2,729,367	$61,455,368	94.2%	92.3%	$23.92
Value-Add	3			357,928	5,764,538	72.7%	45.1%	22.17
Non-Core	19			662,262	8,305,416	83.0%	79.7%	15.10
Total / Weighted Average	50			3,749,557	$75,525,322	90.1%	85.6%	$22.35

Unconsolidated Joint Ventures
1750 H Street, NW	1	CBD - DC		113,131	$3,660,609	91.1%	86.9%	$35.53
Aviation Business Park	3	Glen Burnie - MD		120,285	1,259,768	69.8%	66.2%	14.99
Prosperity Metro Plaza	2	Merrifield - NOVA		326,573	7,301,703	97.8%	90.3%	22.86
Total / Weighted Average	6			559,989	$12,222,080	90.4%	84.5%	$24.13

(1)	Does not include space undergoing substantial development or redevelopment.

(2)
"Strategic Category" reflects management's categorization of the property based on our corporate strategic plans. "Strategic Hold" represents properties that are highly aligned with the corporate strategic plans. "Value-Add" represents strategic hold properties to which we intend to add value through lease-up, development and/or redevelopment. "Non-Core" represents properties that are no longer a strategic fit, properties in submarkets where we do not have asset concentration or operating efficiencies and/or properties where we believe we have maximized value.

(3)
Annualized cash basis rent at the end of the quarter, which is calculated as the contractual rent due under the terms of the lease, without taking into account rent abatements, is reflected on a triple-net equivalent basis, by deducting operating expense reimbursements that are included, along with base rent, in the contractual payments of our full service leases. Includes leased spaces that are not yet occupied.

(4)	CBD refers to the Central Business District and NoMa refers to North of Massachusetts Avenue.

(5)	Excludes 21,922 square feet of space that was placed into redevelopment during the first quarter of 2014.

Business Park / Industrial Properties (unaudited)

Property(1)	Buildings	Location	Strategic Category(2)	Square Feet	Annualized Cash Basis Rent(3)	% Leased	% Occupied	Average Base Rent per Square Foot(3)

Maryland
Ammendale Business Park(4)	7	Beltsville	Strategic Hold	312,846	$4,210,758	100.0%	100.0%	$13.46
Gateway 270 West	6	Clarksburg	Strategic Hold	253,916	2,974,026	87.5%	73.3%	13.38
Rumsey Center	4	Columbia	Non-Core	135,015	1,470,630	97.2%	91.8%	11.20
Snowden Center	5	Columbia	Strategic Hold	145,267	2,300,622	100.0%	100.0%	15.84
Total / Weighted Average	22			847,044	$10,956,036	95.8%	90.7%	$13.50

Northern Virginia
Gateway Centre Manassas	3	Manassas	Non-Core	102,446	$855,719	86.6%	86.6%	$9.65
Linden Business Center	3	Manassas	Non-Core	109,809	1,001,014	91.6%	91.6%	9.95
Newington Business Park Center(5)	7	Lorton	Non-Core	255,567	2,312,589	82.2%	82.2%	11.01
Plaza 500(5)	2	Alexandria	Strategic Hold	500,920	4,663,223	87.0%	87.0%	10.70
Prosperity Business Center	1	Merrifield	Non-Core	71,373	855,799	100.0%	100.0%	11.99
Sterling Park Business Center(6)	7	Sterling	Strategic Hold	471,835	4,527,776	97.1%	97.1%	9.89
Total / Weighted Average	23			1,511,950	$14,216,120	90.2%	90.2%	$10.42

Southern Virginia
Battlefield Corporate Center	1	Chesapeake	Strategic Hold	96,720	$827,592	100.0%	100.0%	$8.56
Crossways Commerce Center(7)	9	Chesapeake	Strategic Hold	1,082,748	11,582,614	96.1%	92.0%	11.13
Greenbrier Business Park(8)	4	Chesapeake	Strategic Hold	411,259	4,279,308	88.2%	79.4%	11.80
Norfolk Commerce Park(9)	3	Norfolk	Strategic Hold	262,010	2,648,700	96.4%	94.0%	10.49
Total / Weighted Average	17			1,852,737	$19,338,214	94.6%	89.9%	$11.03

Total / Weighted Average	62			4,211,731	$44,510,370	93.3%	90.2%	$11.33

Strategic Category(2)
Strategic Hold	44			3,537,521	$38,014,619	94.0%	90.6%	$11.43
Value-Add	0			—	—	NA	NA	NA
Non-Core	18			674,210	6,495,751	89.3%	88.2%	10.79
Total / Weighted Average	62			4,211,731	$44,510,370	93.3%	90.2%	$11.33

Unconsolidated Joint Ventures
RiversPark I and II	6	Columbia - MD		307,984	$3,748,425	84.2%	84.2%	$14.46

(1)	Does not include space undergoing substantial development or redevelopment.

(2)
"Strategic Category" reflects management's categorization of the property based on our corporate strategic plans. "Strategic Hold" represents properties that are highly aligned with the corporate strategic plans. "Value-Add" represents strategic hold properties to which we intend to add value through lease-up, development and/or redevelopment. "Non-Core" represents properties that are no longer a strategic fit, properties in submarkets where we do not have asset concentration or operating efficiencies and/or properties where we believe we have maximized value.

(3)
Annualized cash basis rent at the end of the quarter, which is calculated as the contractual rent due under the terms of the lease, without taking into account rent abatements, is reflected on a triple-net equivalent basis, by deducting operating expense reimbursements that are included, along with base rent, in the contractual payments of our full service leases. Includes leased spaces that are not yet occupied.

(4)	Ammendale Business Park consists of Ammendale Commerce Center and Indian Creek Court.

(5)	Newington Business Park Center and Plaza 500 are classified as Industrial properties.

(6)	Sterling Park Business Center consists of 22370/22400/22446/22455 Davis Drive and 403/405/22560 Glenn Drive.

(7)
Crossways Commerce Center consists of the Coast Guard Building, Crossways Commerce Center I, Crossways Commerce Center II, Crossways Commerce Center IV, Crossways I, Crossways II, and 1434 Crossways Boulevard.

(8)	Greenbrier Business Park consists of Greenbrier Technology Center I, Greenbrier Technology Center II and Greenbrier Circle Corporate Center.

(9)	Norfolk Commerce Park consists of Norfolk Business Center, Norfolk Commerce Park II and Gateway II.

Management Statements on Non-GAAP Supplemental Measures

Investors and analysts following the real estate industry utilize funds from operations ("FFO"), net operating income ("NOI"), earnings before interest, taxes, depreciation and amortization ("EBITDA") and adjusted funds from operations ("AFFO"), variously defined, as supplemental performance measures.
We believe NOI, Same-Property NOI, EBITDA, FFO, Core FFO and AFFO are appropriate measures given their wide use by and relevance to investors and analysts. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation/amortization of real estate assets. NOI provides a measure of rental operations and does not factor in depreciation/amortization and non-property specific expenses such as general and administrative expenses. EBITDA provides a further tool to evaluate the ability to incur and service debt and to fund dividends and other cash needs. AFFO provides a further tool to evaluate the ability to fund dividends. In addition, FFO, NOI, EBITDA and AFFO are commonly used in various ratios, pricing multiples/yields and returns and valuation calculations used to measure financial position, performance and value.
NOI
Management believes that NOI is a useful measure of our property operating performance. We define NOI as operating revenues (rental, tenant reimbursements and other income) less property and related expenses (property expenses, real estate taxes and insurance). Other real estate investment trust ("REITs") may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs.
Because NOI excludes general and administrative expenses, interest expense, depreciation and amortization, gains and losses from property dispositions, discontinued operations and extraordinary items, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from net income. We use NOI to evaluate its operating performance since NOI allows us to evaluate the impact that factors such as occupancy levels, lease structure, lease rates and tenant base have on our results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about our property and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of property performance in the real estate industry. However, NOI should not be viewed as a measure of our overall financial performance since it does not reflect general and administrative expenses, interest expense, depreciation and amortization costs, the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties.
SAME-PROPERTY NOI
We define same-property NOI as NOI for our properties wholly owned during the entirety of the periods reported. Other REITs may use different methodologies for calculating same-property NOI and, accordingly, our same-property NOI may not be comparable to other REITs.
EBITDA
Management believes that EBITDA is a useful measure of our operating performance. EBITDA is defined as earnings before interest, taxes, depreciation and amortization.
Management considers EBITDA to be an appropriate supplemental performance measure since it represents earnings prior to the impact of depreciation, amortization, gain (loss) from property dispositions and gains or losses on retirement of debt. This calculation facilitates the review of income from operations without considering the effect of non-cash depreciation and amortization or the cost of debt.
FFO
Management believes that FFO is a useful measure of our operating performance. We compute FFO as defined by the National Association of Real Estate Investment Trusts, or NAREIT, which states FFO should represent net income or loss before noncontrolling interests (computed in accordance with GAAP) plus real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures, gains or losses on the sale of rental property and impairments of rental property. We also exclude, from our FFO calculation, any depreciation and amortization related to third parties from our consolidated joint ventures. Further, other REITs may use different methodologies for calculating FFO and, accordingly, our FFO may not be comparable to other REITs. We present FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding Operating Partnership units for the periods presented.

Management considers FFO a useful additional measure of performance for an equity REIT because it facilitates an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, we believe that FFO provides a more meaningful and accurate indication of our performance. In addition, management believes that FFO provides useful information to the investment community about our financial performance when compared to other REITs since FFO is generally recognized as the industry standard for reporting the operations of REITs.
CORE FFO
Management believes that the computation of FFO in accordance with NAREIT’s definition includes certain items that are not indicative of the results provided by our operating portfolio and affect the comparability of our period-over-period performance. These items include, but are not limited to, gains and losses on the retirement of debt, legal costs associated with the informal SEC inquiry, personnel separation costs, contingent consideration charges, acceleration of deferred abatement and straight-line amortization, gains on the receipt of yield maintenance payments from the prepayment of a note receivable, and acquisition costs.
AFFO
Management believes that AFFO is a useful measure for comparative purposes to other REIT's. We compute AFFO by adding to FFO equity based compensation expense and the non-cash amortization of deferred financing costs and non-real estate depreciation, and then subtracting cash paid for any recurring tenant improvements, leasing commissions, and recurring capital expenditures, and eliminating the net effect of straight-line rents, deferred market rent and debt fair value amortization.
First generation costs include tenant improvements, leasing commissions and capital expenditures that were taken into consideration when underwriting the purchase of a property or incurred to bring the property to operating standard for its intended use. We also exclude development and redevelopment related expenditures. AFFO provides an additional perspective on our ability to fund cash needs and make distributions to shareholders by adjusting for the effect of these non-cash items included in FFO, as well as recurring capital expenditures and leasing costs. However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to other REITs.